Exhibit 32.1

SECTION 906 CERTIFICATION

In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Registrant hereby certifies to his knowledge that this annual report of Registrant on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: March 12, 2004	/s/ Daniel Glassman Daniel Glassman Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)